SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2004

QUEST SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 754-8000

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

On March 5, 2004, David M. Doyle, a founder and a director of Quest Software, Inc., entered into a contract, instruction or written plan with Deutsche Bank Securities, Inc. for the sale of Quest Software equity securities intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under of the Securities Exchange Act of 1934 (“Rule 10b5-1”).

Pursuant to Mr. Doyle’s Rule 10b5-1 sales plan, he has instructed his broker to sell up to a maximum of 4,786,000 shares of Quest Software common stock during the period from April 1, 2004 through December 31, 2004, through cash market transactions or using one or more variable delivery forward contracts. Under Mr. Doyle’s Rule 10b5-1 sales plan, up to a maximum of 800,000 shares will be sold in each calendar month during this period subject to the trading price of Quest Software’s common stock and subject to applicable securities laws, including Rule 144. Except as may be required by applicable law, Quest Software does not undertake to report modifications, terminations, or other activities under Mr. Doyle’s Rule 10b5-1 sales plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: March 15, 2004	By:	/s/ J. MICHAEL VAUGHN
J. Michael Vaughn,
General Counsel and Secretary

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